4



                                     ARTHUR
                                    ANDERSEN



                                                      --------------------------
                                                      Arthur Andersen LLP
                                                      --------------------------
                                                      425 Walnut Street
                                                      Cincinnati, OH 45202-3912
                                                      513-381-6900


May 22, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K filed May 15, 1998 of Rally's Hamburgers, Inc. with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

cc:     Mr. Joseph N. Stein
        Rally's Hamburgers, Inc.